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                                                                    EXHIBIT 23.9

                              ACCOUNTANTS' CONSENT

The Board of Directors
RCC Consultants, Inc.

We consent to the use of our reports and to the reference to our firm under the heading "Experts" incorporated by reference into this Registration Statement filed pursuant to Rule 462(b) from the Registration Statement No. 333-70881 of American Tower Corporation.

                                          /s/ KPMG LLP
Princeton, New Jersey
February 2, 1999